UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

Northern Tier Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-178458	27-3005162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut		06877
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Gary Heminger has resigned his position as a director of Northern Tier Energy LLC (the “Company”) effective July 31, 2012. Mr. Heminger was originally nominated to the board by Marathon Petroleum Company LP (“MPC”) in connection with MPC’s preferred interest in the Company’s parent, Northern Tier Holdings LLC (“NTH”). Mr. Heminger’s resignation is in connection with the redemption of the preferred membership interest in NTH. The Board of Directors of the Company now consists of nine directors.

ITEM 5.03	Amendments to Bylaws; Changes in Fiscal Year

Second Amended and Restated Limited Liability Company Agreement of Northern Tier Energy LLC

On July 31, 2012 Northern Tier Energy LP (the “Partnership”) and Northern Tier Energy Holdings LLC, a wholly-owned subsidiary of the Partnership entered into the Second Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”) to reflect changes in the ownership of the Company as a result of the initial public offering of the Partnership and certain related transactions.

The foregoing description of the LLC Agreement is not complete and is qualified in its entirety by reference to the complete text of the LLC Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Second Amended and Restated Limited Liability Company Agreement of Northern Tier Energy LLC, dated July 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LLC

Date: August 2, 2012	By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Second Amended and Restated Limited Liability Company Agreement of Northern Tier Energy LLC, dated July 31, 2012.